Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 29, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ternium’s Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Buenos Aires, Argentina
January 31, 2011

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ PRICE WATERHOUSE & CO. S.R.L.

Daniel A. López Lado